Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 28, 2020, relating to the financial statements and financial highlights of Innovator S&P 500® Buffer ETF – April, Innovator S&P 500® Buffer ETF – May, Innovator S&P 500® Buffer ETF – June, Innovator S&P 500® Buffer ETF – July, Innovator S&P 500® Buffer ETF – August, Innovator S&P 500® Buffer ETF – September, Innovator S&P 500® Buffer ETF – October, Innovator S&P 500® Buffer ETF – November, Innovator S&P 500® Buffer ETF – December, Innovator S&P 500® Power Buffer ETF – April, Innovator S&P 500® Power Buffer ETF – May, Innovator S&P 500® Power Buffer ETF – June, Innovator S&P 500® Power Buffer ETF – July, Innovator S&P 500® Power Buffer ETF – August, Innovator S&P 500® Power Buffer ETF – September, Innovator S&P 500® Power Buffer ETF – October, Innovator S&P 500® Power Buffer ETF – November, Innovator S&P 500® Power Buffer ETF – December, Innovator S&P 500® Ultra Buffer ETF – April, Innovator S&P 500® Ultra Buffer ETF – May, Innovator S&P 500® Ultra Buffer ETF – June, Innovator S&P 500® Ultra Buffer ETF – July, Innovator S&P 500® Ultra Buffer ETF – August, Innovator S&P 500® Ultra Buffer ETF – September, Innovator S&P 500® Ultra Buffer ETF – October, Innovator S&P 500® Ultra Buffer ETF – November and Innovator S&P 500® Ultra Buffer ETF – December, each a series of Innovator ETFs Trust, for the year or period ended Decmeber 31, 2020, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Investment Adviser and Other Service Providers” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Cleveland, Ohio

February 26, 2021